Exhibit 10.19

                              EMPLOYMENT AGREEMENT
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     This EMPLOYMENT AGREEMENT (hereafter the "Agreement"), dated as of August
30, 2008 (hereafter the "Effective Date"), is between Sustainable Power Corp., a Nevada corporation (hereafter the "Company") and M. Richard Cutler (hereafter the "Executive").

     Employment.  The Company hereby employs the Executive, and the Executive
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hereby agrees to employment with the Company, upon all the terms and conditions set forth below. Executive represents and warrants that: (a) he has full power and authority to enter into this Employment Agreement, (b) he is not restricted in any manner whatsoever from performing the duties described below, and (c) no agreement, covenant or other matter prohibits or limits his ability or authority to enter into this Agreement or perform all of the duties described below. Executive's employment with the Company shall include service for the Company's direct and indirect subsidiaries (the "Subsidiaries").

     Employment Term.  The "Employment Term" and Executive's employment under
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this Agreement shall commence on the Effective Date and shall continue for a period of one (1) year from the Effective Date, ending at the close of business on August 31, 2009, provided, however, that the Employment Term shall automatically extend for successive one-year periods (such extensions also being referred to as the "Employment Term"), as long as neither party has given written notice to the other party at least 30 days prior to the end of the then current term that such term shall not be extended, and further provided that the Agreement has not been terminated earlier in accordance with the provisions of
Section 9 below. If the Executive's employment terminates for any reason, with or without Cause, the Executive shall not be entitled to any payments, benefits, damages, awards, or compensation other than as provided below or as otherwise provided by law or by any applicable employee benefit plan in which he participates. The parties acknowledge that certain obligations under this Agreement survive the end of Executive's employment.

     Position and Duties.
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     President and Chief Executive Officer.  The Company shall employ the
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Executive as its President and Chief Executive Officer.  Executive shall report to the Company's Board of Directors (the "Board") or the Board's designee. Executive shall be appointed to the Board without any additional compensation. Executive shall serve as a member of the Board and as an officer and/or director of any Subsidiaries. Executive shall have such responsibilities and duties as are commensurate with the position of Chief Executive Officer in an entity comparable to the Company. The Board shall have the right to modify Executive's duties and responsibilities from time to time as the Board may deem necessary or appropriate.

     Manner of Employment.  Executive shall faithfully, diligently and
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competently perform his responsibilities and duties.  The Executive shall devote such of his business efforts

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and time to the Company as shall be necessary for the operations of the Company.
The Company and Executive currently estimate that this shall require approximately 50% of Executive's current business time. The Company understands, acknowledges and agrees that Executive retains his position with Cutler Law Group, a law firm, and as President of Roland Garros, Inc. dba The Club at Raes Creek, a tennis, swim and fitness club. This Section shall not preclude the Executive, outside normal business hours, from engaging in such businesses or in any other business or business determined by Executive provided such business is not in direct conflict with the operations of the Company. Executive may serve as a director of a for-profit entity.

     Compensation.  Executive remains as principal Legal Counsel for the Company
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and shall be paid for all services, including any and all actions, requirements, tasks, phone calls and other matters required as duties under this Agreement, consistent with that certain Retainer Agreement executed on behalf of the Company. In addition, and in consideration for the risks and reputation provided pursuant to this Agreement, commencing on September 1, 2008, the Company shall pay the Executive additional compensation in the gross amount of $10,000 per month for a period of three months, with such compensation continuing beyond such period so long as Executive remains as President and Chief Executive Officer at a rate negotiated between Executive and the Company, but not less than $10,000 per month. This compensation shall be billed and paid as part of Executive's legal billing to the Company.

     Employment Benefits. Executive shall be entitled to the following benefits
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during the Employment Term:

     Expense Allowance. Executive shall be reimbursed for business related
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expenses reasonably and necessarily incurred and advanced by Executive in performing his duties for the Company, subject to review by the Chairman of the Board or his designee and in accordance with Company policy as it exists from time to time.

     Other Benefits.  Executive may participate in all other employee benefit
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plans and programs as the Company may, from time to time, offer to its executive employees, subject to the same terms and conditions as such benefits are generally provided by the Company. All such benefits are subject to plan documents (where applicable) and the Company's policies and procedures. Nothing in this Section guarantees that any specific benefit will be provided or offered by the Company which has the right to add, modify, or terminate benefits at any time.

          Equity Grant.  Upon execution of this Agreement, the company shall
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grant to Executive a total of 20,000,000 shares of common stock.  The Company acknowledges and agrees that pursuant to the Legal Retainer Agreement, Executive has also agreed to reduce all legal fees by 50% in consideration for restricted shares of the Company's common stock at a 25% discount from market.

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     Resignation or Termination.  If Executive resigns his employment during the
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Employment Term or is otherwise terminated, the Company shall have no liability to Executive except to pay Executive's Compensation and any accrued benefits through his last day worked, and Executive shall not be entitled to receive severance or other benefits.

     Cause.  The following acts by Executive, as determined by the Board in its
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reasonable discretion, shall constitute "Cause" for termination:

     Theft or embezzlement, or attempted theft or embezzlement, of money or material tangible or intangible assets or property of the Company, its Subsidiaries or its employees or business relations;

     An intentional violation of any law or any act or acts of moral turpitude which negatively affects the interests, property, business, operations or reputation of the Company or its Subsidiaries;

     Other than as a result of a disability, a material failure to carry out effectively Executive's duties and obligations to the Company, upon not less than ten (10) days' advance written notice of the asserted problem and a reasonable opportunity to cure;

     Gross negligence or willful misconduct in the performance of Executive's duties;

     Executive's material breach of this Agreement which, after written notice by the Company of such breach, is not cured within ten (10) days of such notice.

     Officer and Director Insurance.  The Company shall maintain at all times a
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policy of Directors and Officers Liability Insurance protecting Executive from a reputable insurance carrier reasonably satisfactory to Executive with minimum coverage of $2,000,000.

     Confidential and Proprietary Information.  Executive agrees that he will
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not use or disclose to any person, entity, association, firm or corporation, any of the Company's Confidential Information, except with the written authorization of the Board or as necessary to perform his duties under this Agreement. The term "Confidential Information" means information and data not generally known outside of the Company (unless as a result of Executive's breach of any of the obligations imposed by this Agreement or the duties imposed by any then existing statute, regulation, ordinance or common law) concerning the Company's business and technical information, and includes, without limitation, information relating to: (i) the identities of clients and the Company's other Business Relations (as defined below) and their purchasing habits, needs, business information, contact personnel and other information; (ii) suppliers' and vendors' costs, products, contact personnel and other information; and (iii) the Company's trade secrets, products, research and development, financial and marketing information, personnel and compensation information, and business plans. Executive

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understands that this Section applies to computerized as well as written information and to other information, whether or not in written form. It is expressly understood, however, that the obligations of this Section shall only apply for as long as and to the extent that the Confidential Information has not become generally known to or available for use by the public other than by Executive's act(s) or omission(s) in violation of this Agreement. Executive agrees that upon the end of his employment with the Company for any reason, he will not take with him any Confidential Information that is in written, computerized, machine readable, model, sample, or other form capable of physical delivery, without the prior written consent of the Board. The Executive also agrees that upon the end of his employment with the Company for any reason or at any other time that the Company may request, he will deliver promptly and return to the Company all such documents and materials in his possession or control, along with all other property and documents of the Company or relating to the Company's employees, suppliers, customers, and business.

     Non-Solicitation.  Executive agrees that he will not through the date one
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(1) year after the end of his employment with the Company for any reason, directly or indirectly, on his own behalf or on behalf of any other person or entity, without the express written permission of the Board: (a) solicit or attempt to solicit any employee or representative of the Company to terminate or modify his or her relationship with the Company or to work for or provides services to another person or entity; or (b) solicit or attempt to solicit, any client, vendor, service provider or other business relation of the Company (each a "Business Relation"), about whom he learned or with whom he came into contact during his employment with the Company on behalf of any entity or with respect to any service or products which is or may be competitive with the Company or its services or products.

     Non-Competition.
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     Executive agrees that during the Restrictive Period (as defined below), he will not, without the express written consent of the Board, be associated with or engage in, directly or indirectly, as employee, consultant, proprietor, stockholder, partner, agent, representative, officer, or otherwise, the operation of any business that competes directly with the Company in business activities that are the same or substantially similar to the business activities engaged in by the Company within the United States or any other geographic area in which the Company does business during the Restrictive Period (the "Restricted Territory").

     The term "Restrictive Period" shall mean a period of twelve (12) months after the Executive's termination of employment for any reason.

     Passive investment in less than two percent (2%) of the outstanding equity securities of an entity which is listed on a national or regional securities exchange shall not, in itself, constitute a violation of this Section.

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     Indemnification.  The Company hereby indemnifies Executive, Cutler Law
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Group and their officers and employees, against all claims which may be brought against any one of them or them by a third party under any cause of action related to Executive's duties under this Agreement, including but not limited to breach of contract, negligence, infringement of intellectual property, tort or breach of statutory duty, in respect of any loss, death, injury, illness or damage (whether personal or property) howsoever arising out of Executive's duties under this Agreement, and from and against all damages, costs and expenses (including legal disbursements on a full indemnity basis and other legal costs on a lawyer client basis) incurred in defending or settling any such claim.

     Binding Effect.  This Agreement shall inure to the benefit of and be
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binding upon the parties and their respective heirs, successors, legal representatives and permitted assigns.

     Notices.  Any notice required or permitted to be given tinder this
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Agreement shall be sufficient if in writing and either delivered in person by reputable messenger or overnight delivery service, by telecopy (with confirmation of receipt) or sent by certified mail, postage prepaid, if to the Company at the Company's principal place of business, c/o Chairman of the Board, and if to the Executive, at the address most recently filed with the Company, or to such other address as either party shall have designated in writing to the other party.

     Law Governing.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Texas for contracts to be performed in that State.

     Severability and Construction.  If any provision of this Agreement is
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declared void or unenforceable or against public policy, such provision shall be deemed severable and severed from this Agreement and the balance of this Agreement shall remain in full force and effect. If a court of competent jurisdiction determines that any restriction in this Agreement is overbroad or unreasonable under the circumstances, such restriction shall be modified or revised by such court to include the maximum reasonable restriction allowed by law.

     Arbitration.  Any dispute, claim or controversy arising out of or relating
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to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Texas, before one arbitrator. The arbitration shall be administered by the American Arbitration Association pursuant to its Employment Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. All fees and costs of any arbitration conducted pursuant to this Agreement shall be divided equally between the parties, with each paying his or its own attorney's fees, costs and expenses.

     Waiver.  Failure to insist upon strict compliance with any of the terms,
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covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition.


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Entire Agreement; Modifications.  This Agreement constitutes the entire
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agreement of the parties with respect to its subject matter and supersedes all prior agreements, oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by an instrument in writing signed by both parties.

          Counterparts.  This  Agreement  may  be  executed  in  any  number  of
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counterparts,  each  of which shall be deemed to be an original and all of which shall  constitute  one  and  the  same  Agreement.


IN WITNESS WHEREOF, the undersigned have set forth their hands as of the date first above written.


EXECUTIVE                   SUSTAINABLE POWER CORP.



\s\ M. Richard Cutler       By: \s\ John H. Rivera
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M. Richard Cutler           John H. Rivera
                            Chairman of the Board of Directors